UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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GREAT LAKES BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2007

To the Shareholders of
Great Lakes Bancorp, Inc.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Great Lakes Bancorp, Inc. (the “Company”) will be held at our corporate headquarters, 2421 Main Street, Buffalo, New York, on May 15, 2007, at 10:00 a.m. local time. At the Annual Meeting our shareholders will be asked to vote on the following matters:

1.	Election of four directors to serve until the 2010 Annual Meeting or until their respective successors are duly elected and qualified;

2.	Approval of an amendment to the Company’s Certificate of Incorporation to reduce the number of the Company’s authorized shares of common stock;

3.	Amendment of the Company’s Amended and Restated 2002 Stock Option Plan; and

4.	Any other matter that properly comes before the Annual Meeting.

All shareholders of record as of the close of business on March 30, 2007 are entitled to vote at the Annual Meeting and at any adjournment, postponement or continuation of our Annual Meeting.

It is important that your shares be voted at our Annual Meeting. Please complete, sign, and date the enclosed proxy, which is solicited on behalf of our Board of Directors, and mail it promptly in the postage prepaid envelope we have provided or follow one of the other voting alternatives listed on the proxy. Your proxy will not be used if you attend our Annual Meeting and notify us that you wish to vote in person.

By Order of the Board of Directors,

Michael J. Rogers
Secretary

Buffalo, New York
_______, 2007

GREAT LAKES BANCORP, INC. PROXY STATEMENT

GREAT LAKES BANCORP, INC.
2421 MAIN STREET
BUFFALO, NEW YORK 14214

2007 PROXY STATEMENT

INTRODUCTION

This proxy statement is being sent to you in connection with the solicitation of proxies by our Board of Directors for our 2007 Annual Meeting of Shareholders to be held at our main office, located at 2421 Main Street, Buffalo, New York, on May 15, 2007 at 10:00 a.m. local time, and at any adjournment, postponement or continuation of our Annual Meeting.  The accompanying notice of meeting and form of proxy are first being mailed on or about ________, 2007 to shareholders of record at the close of business on March 30, 2007.

At our Annual Meeting shareholders are being asked to elect four directors (“2010 Directors”) to serve until our 2010 annual meeting of shareholders and until such directors’ successors are elected, to vote on two other proposals, and to consider and act upon any other matters that properly come before our Annual Meeting.

BACKGROUND OF THE BAY VIEW MERGER TRANSACTION

On May 1, 2006, Great Lakes Bancorp, Inc. merged into our company, which was called Bay View Capital Corporation at the time, and pursuant to the terms of the merger agreement our name was changed to Great Lakes Bancorp, Inc. All references in this proxy statement to “we,” “us,” “our,” “Bay View,” or “the Company” refer to Bay View Capital Corporation subsequently renamed, the surviving legal entity in the merger. Former Great Lakes Bancorp, Inc., which ceased to exist with the merger, is referred to in this proxy statement as “Old Great Lakes.”

Pursuant to the terms of the merger agreement, our Board of Directors immediately after the merger consisted of all 12 directors of Old Great Lakes and three directors of the Company. All other directors of the Company resigned effective with the merger. Louis Sidoni, a former Old Great Lakes director and founder, resigned as director on June 20, 2006. Membership in the various governing committees of our Board of Directors was also reconstituted following the merger.

Pursuant to our bylaws, our 12 new directors at the merger date were divided into our three classes of 2006, 2007 and 2008 directors and their terms of office expire at our annual meeting of shareholders held during each of those years. The three directors of the Company that remained on the Board of Directors after the merger maintained their positions in the 2006, 2007 and 2008 classes. The class of 2006 directors were re-elected at our 2006 annual shareholder meeting held on October 17, 2006 and now constitute our 2009 class of directors. Directors of the Company are elected for three-year terms. The Company’s bylaws require there to be not less than 11 and not more than 25 directors.

There are presently six directors in our 2007 class whose terms will expire on May 15, 2007, the date of the Annual Meeting. Two of those directors have decided not to stand for re-election when their terms expire on May 15, 2007. Those directors are Dennis M. Penman and Louis J. Thomas, both of whom have served as directors of Old Great Lakes since its formation in 2003 and Greater Buffalo Savings Bank (“GBSB”) since its inception in 1999. Their decision not to stand for re-election was not because of a disagreement with the Company. As disclosed in this proxy statement, our Board of Directors is recommending the re-election of the remaining four directors in our 2007 class.

In addition to changes in our Board of Directors, the merger also impacted our executive management team and the historical financial information that we present. Effective with the merger, the executive officers of Old Great Lakes became the executive officers of the Company. For accounting purposes, the merger is treated as a purchase of Bay View by Old Great Lakes and, therefore, the historical results of operations of Old Great Lakes is presented for all periods up to the May 1, 2006 merger date.

With respect to historical pre-merger information pertaining to the Board of Directors, its committees and other matters of corporate governance, we have provided information in this proxy statement relating to Bay View. With respect to historical pre-merger information pertaining to executive compensation, stock option activity and independent accountants, we have provided information relating to Old Great Lakes. With respect to the required reports of our Compensation Committee and Audit Committee, we have provided historical information relating to Bay View’s committees and the current perspective of those committees as reconstituted at the merger date.

THE ANNUAL MEETING AND VOTING PROCEDURES

What is the purpose of the Annual Meeting?

At the Annual Meeting shareholders will vote upon the matters that are summarized in the formal meeting notice. This proxy statement contains important information to consider when deciding how to vote on the matters before the meeting. Please read it carefully.

Who can vote?

Shareholders of record at the close of business on March 30, 2007 are entitled to vote. Each share of common stock is entitled to one vote at the Annual Meeting. On March 30, 2007 there were ________ shares of our common stock eligible to vote.

How do I vote?

If you are a registered shareholder, that is, if you hold shares that are directly registered in your own name, you have four voting options. You may vote:

▪	Using the internet at the address shown on your proxy form;

▪	By telephone, using the number on your proxy form;

▪	By mail, by completing, signing, dating, and returning your proxy form in the envelope provided; or

▪	By attending the Annual Meeting and voting your shares in person.

If your shares are held in the name of a bank, broker, or other nominee, which is referred to as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker, or other nominee that holds your shares. Although many banks, brokers, and nominees also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from the bank, broker, or other nominee that holds your shares and present that proxy along with proof of your identity at the Annual Meeting.

Can I change my vote?

You may revoke your proxy and change your vote at any time before voting begins at the Annual Meeting.

Any shareholder giving a proxy has the power to revoke the proxy at any time before it is exercised by (i) filing a written notice of revocation with our Secretary at least one business day prior to the Annual Meeting, (ii) submitting a duly executed revocation or a proxy bearing a later date than the previously executed proxy to our Secretary at least one business day prior to the Annual Meeting, or (iii) attending the Annual Meeting and expressing your desire to revoke your proxy and vote your shares in person.

If your shares are held in street name you should contact your bank, broker, or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker, or other nominee giving you the right to vote your shares at the Annual Meeting you may change your vote by attending the Annual Meeting and voting in person.

Who is asking for my vote?

The Company’s Board of Directors is requesting your vote. The Company filed this proxy statement with the U.S. Securities and Exchange Commission on ___________, 2007 and the Board anticipates that it will be mailed to you on or about _______, 2007.

Who pays for solicitation of proxies?

The cost of soliciting proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this proxy statement. In addition to the use of the mail, proxies may be solicited by personal interviews and telephone by Directors, officers and employees of the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

What are your voting recommendations?

The Board recommends that you vote as follows:

(1)	“FOR ALL NOMINEES” with respect to the election of William A. Evans, Robert B. Goldstein, Acea M.
Mosey-Pawlowski and Frederick A. Wolf as directors whose term of office will expire in 2010;

(2)	“FOR” approval of the amendment of the Company’s Certificate of Incorporation to reduce the number of the
Company’s authorized shares of common stock; and

(3)	“FOR” amendment of the Company’s 2002 Restated Stock Option Plan.

Each proxy that the Board of Directors receives that is not timely revoked pursuant to the procedures for changing a vote described herein will be voted in accordance with the instructions it contains. The Board of Directors will only use proxies received prior to or at the Annual Meeting and at any adjournment, postponement or continuation of the Annual Meeting. Upon such other matters as may properly come before the Annual Meeting, the persons appointed as proxies will vote as indicated on the proxy and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the meeting or at any adjournments thereof.

How many votes are needed?

The number of votes required for approval of the matters to be considered is as follows:

▪
A plurality of votes cast by shareholders present, in person or by proxy, at the Annual Meeting governs the election of directors. “Plurality” means that the nominees receiving the largest number of affirmative votes cast are elected as directors up to the maximum number of directors who can be elected at the Annual Meeting.

▪	A majority of the outstanding shares of common stock is required to approve the amendment of the Company’s Certificate of Incorporation to reduce the number of authorized shares of common stock.

▪	A majority of votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required to amend the Amended and Restated 2002 Stock Option Plan.

Abstentions, defined as proxies that withhold authority to vote, are counted as negative votes in the tabulation of the votes on proposals presented to the shareholders. Abstentions from voting and broker non-votes will have no effect on the election of directors because the directors are elected by a plurality. Banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker non-vote occurs when a bank, broker, or other nominee has not received voting instructions from a shareholder and cannot vote the shareholder’s shares because the matter is not considered a “routine” matter. Broker non-votes are disregarded for purposes of determining whether a proposal has been approved.

The first proposal pertaining to the election of directors and the third proposal pertaining to the amendment of the Company’s 2002 Stock Option Plan are considered routine matters. The second proposal pertaining to the ratification of the Board of Directors’ resolution to amend the Company’s Certificate of Incorporation to reduce the Company’s authorized shares of common stock is considered a non-routine matter.

Who can attend the Annual Meeting?

Shareholders of record as of March 30, 2007 may attend the Annual Meeting and may be accompanied by one guest. Even if you plan to attend the Annual Meeting we encourage you to vote your shares by proxy. If you choose to attend, please bring proof of stock ownership and proof of your identity with you.

How many shareholders need to attend the Annual Meeting?

In order to conduct the Annual Meeting, a majority of shares entitled to vote must be present, in person or by proxy. This is called a quorum. If you return a valid proxy card or vote in person at the Annual Meeting, you will be considered part of the quorum. Abstentions and broker non-votes are counted as being present for purposes of determining the presence or absence of a quorum.

When are shareholder proposals due for next year’s Annual Meeting?

You may submit proposals for consideration at future shareholder meetings.  For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Secretary must receive the written proposal at our main office no later than _________. Such proposals must comply with the Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials (regardless of whether included in our proxy materials), our Certificate of Incorporation, bylaws and Delaware law. Proposals should be addressed to:

Secretary
Great Lakes Bancorp, Inc.
2421 Main Street
Buffalo, New York 14214

Our bylaws provide that if notice of a shareholder proposal to take action at the next annual meeting is not received at our main office by the Deadline, such proposal will not be recognized as a matter proper for submission to our shareholders and will not be eligible for presentation at the meeting. The “Deadline” means a date that is not less than 60 nor more than 90 days prior to the date of our next annual meeting; however, in the event that less than 70 days notice or prior public disclosure (such as the filing of a Current Report on Form 8-K with the SEC) of the date of our next annual meeting is given or made to shareholders, the “Deadline” means the close of business on the tenth day following the earlier of the day on which notice of the meeting was first mailed or public announcement of the date of the meeting was first made.

MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL 1 - ELECTION OF DIRECTORS

Candidates for Election

At our Annual Meeting our shareholders will be asked to vote on the election of four directors who will serve until the annual shareholder meeting in 2010 or until their respective successors are duly elected and qualified. Unless otherwise instructed, the proxies solicited by our Board of Directors will be voted for the election of the nominees named below. Each of the four candidates for election is a current director.

If any of the nominees becomes unavailable for any reason, the proxies will be voted in favor of a substitute candidate nominated by our Board of Directors. Our Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on our Board of Directors, for any reason, may be filled by a majority vote of our directors then in office. The new director will serve out the remaining term.

The names of the candidates for election, together with brief biographical information about them, are provided below.

Nominees for Election as Directors for Terms of Office Expiring in 2010

William A. Evans. Age 66. Mr. Evans became a director and our Vice Chairman of the Board of Directors upon consummation of our merger with Old Great Lakes. He has been a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999. Since the sale of his business in 1995, Mr. Evans has been engaged in the management of Evans Enterprises, a private investment company. Mr. Evans is a graduate of the United States Military Academy at West Point and the University of Florida School of Law.

Robert B. Goldstein. Age 66. Mr. Goldstein presently serves as Chairman of the Executive Committee of the Company’s Board of Directors. Mr. Goldstein joined the Company in March 2001 as President, Chief Executive Officer and a director. He was elected Chairman of our Board of Directors in October 2002 and served in such capacity until consummation of our merger with Old Great Lakes. In October 2002, he resigned as President of the Company and in December 2002, he resigned as Chief Executive Officer. Mr. Goldstein served as President of the Jefferson Division of Hudson United Bank in Philadelphia from 2000 to 2001, when Hudson United Bancorp acquired Jeff Banks, and was President of Jeff Banks Inc. from 1998 to 2000. Prior to that, Mr. Goldstein held several President and Chief Executive Officer positions with banks in Pennsylvania and Connecticut. Mr. Goldstein currently serves on the Boards of Directors of FNB Corporation, Hermitage, Pennsylvania; Luminent Mortgage Capital, Inc., San Francisco, California; RSGroup Holdings, Inc., a privately owned trust services company in New York, New York; and The Bankshares, Inc., Melbourne, Florida. Mr. Goldstein is also a founding principal of CapGen Capital Advisors, LLC in Washington, D.C., a private equity fund recently formed to invest in regional and community banks in the United States. Mr. Goldstein is a graduate of Texas Christian University.

Acea M. Mosey-Pawlowski. Age 40. Ms. Mosey-Pawlowski became a director upon consummation of our merger with Old Great Lakes. She has been a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999. Since 1995, she has been engaged in the private practice of law in Buffalo, New York and was appointed Partner in the law firm of Mosey Persico, LLP in August 2005, serving as in-house counsel to Allied Publishing Service, a national wholesaler of magazines. Since 1995, Ms. Mosey-Pawlowski served as the Public Administrator for the Erie County Surrogate Court. She is a graduate of Canisius College and the Thomas Cooley School of Law.

Frederick A. Wolf. Age 64. Mr. Wolf became a director upon consummation of our merger with Old Great Lakes. He has been a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999. From January 2000 until September 2005, Mr. Wolf was County Attorney for the County of Erie, New York. Since his retirement from the county, Mr. Wolf has been Special Counsel with Damon Morey LLP. Prior thereto, Mr. Wolf was engaged in the private practice of law in Buffalo, New York for approximately 32 years. Mr. Wolf is a graduate of the University of Buffalo and the State University of New York at Buffalo School of Law.

PROPOSAL 2 - AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

At our Annual Meeting our shareholders will be asked to vote to approve an amendment of the Company’s Certificate of Incorporation to reduce the number of the Company’s authorized shares of common stock to 20,000,000. No other changes to the Company’s Certificate of Incorporation are being proposed. The Executive Committee of our Board of Directors approved the amendment on February 20, 2007.

The Company is currently authorized to issue up to 80,000,000 shares of $0.01 par value common stock pursuant to the Certificate of Incorporation. At December 31, 2006, there were 10,923,213 shares of the Company’s common stock issued and 10,921,796 shares outstanding.

As a Delaware corporation, the Company pays an annual franchise tax, the amount of which is dependent on the Company’s authorized shares. The Company currently pays the maximum Delaware franchise tax of $165,000 per year. Reduction of the Company’s authorized shares from 80,000,000 shares to 20,000,000 shares would reduce the annual franchise tax by approximately $95,000.

The Company’s Board of Directors and management believe that reduction of authorized shares to 20,000,000 shares would not unduly constrain the Company in the future. Pursuant to the Company’s Certificate of Incorporation and Delaware Law, increases or decreases in its authorized shares require shareholder approval and there are no limitations on the size or frequency of such increases or decreases.

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock. Abstentions are counted as negative votes. If the proposal is approved, the reduction in authorized shares will take effect upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of the State of Delaware. The full year effect of reducing authorized shares on the Delaware franchise tax will occur in 2008. A copy of the proposed amendment to our Certificate of Incorporation is set forth in Annex A.

PROPOSAL 3 - AMENDMENT OF 2002 STOCK OPTION PLAN

At our Annual Meeting our shareholders will be asked to vote on an amendment of the Company’s Amended and Restated 2002 Stock Option Plan (“the Plan”) to provide greater flexibility in setting the vesting requirements for stock options issued under the Plan. The Plan currently requires that options issued to individuals, other than founding directors and other directors who are awarded options in lieu of cash as director compensation, vest over the five-year period from the date of grant at the rate of 20% per year at the end of each year.

The Company’s Board of Directors believes that obtaining greater flexibility in setting the vesting requirements for stock options issued under the Plan would be a valuable tool in strategies designed to retain and motivate high-performing employees of the Company. In seeking this amendment to the Plan, the Board of Directors contemplates the possible use of vesting requirements that provide greater weight to service rendered later in the required service period, including “cliff vesting” provisions where the stock option award vests in full, and not until, completion of a required service period.

The Plan is administered by the Option Committee comprised of designated directors of the Company as required by the terms of the Plan. The Board of Directors seeks amendment of the Plan to remove the specific five-year vesting schedule included therein and to replace the schedule with a provision that grants the Option Committee authority to set the vesting requirements at its sole discretion when options are awarded to employees from time to time. The Board of Directors seeks approval of the amendment of the Plan through revision of the first paragraph in section 6(a) to read as follows:

(c) Vesting and Exercisability. Provided that an Optionee shall otherwise be entitled to exercise an Option in accordance with the terms of this Plan, the right of the Optionee to exercise an Option granted under the Plan will vest pursuant to the vesting requirements established by the Option Committee at the time that the Option is granted.

No other amendment of the Plan is being sought. Amendment of the Plan requires a majority of votes cast by shareholders present at the Annual Meeting, in person or by proxy. Abstentions are counted as negative votes in the tabulation of votes.

Plan Summary

Principal features of the 2002 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2002 Plan, which is set forth in its current form, prior to the proposed amendment in Annex B attached hereto. Amendment of the 2002 Plan will become effective at the Annual Meeting only if it is approved by the Company’s shareholders.
General. The Board is authorized to make awards of stock options as incentives for key employees, titled assistants, officers and/or directors of the Company and its Subsidiary Companies. The Option Committee of the Board is authorized to administer the Plan and make awards and grants under the Plan.

Eligibility. Key employees, titled assistants, officers, founding directors and/or directors of the Company or any Subsidiary Company are eligible to be selected by the Board to receive awards under the Plan. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiary Companies (as determined in accordance with Section 424(d) of the Code) will not be eligible for the grant of an ISO unless (i) the Option Price is at least 110% of the Fair Market Value of a share of Common Stock on the date of grant and (ii) the Option by its terms is not exercisable after the expiration of five years from the date of grant.

Shares Available Under the Plan. The number of shares of voting Common Stock available which remain for Options granted under the Plan shall be 217,460. Shares of Common Stock used for purposes of the Plan shall be authorized and unissued shares, or issued shares designated on the Company’s balance sheet as “treasury shares.” Shares of Common Stock subject to Options which have terminated or expired prior to exercise shall be available for subsequent grants of Options under the Plan.

Terms and Conditions of Options. The price at which each share of Common Stock subject to an Option may be purchased (the “Option Price”) shall be determined by the Option Committee. The Option Price shall be not less than the greater of $10 or one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option.

The period during which an Option may be exercised shall be determined by the Option Committee subject to the vesting schedule and shall in no event be more than ten (10) years from the date of grant of such Option. The date of grant of an Option shall be the date specified by the Option Committee in its resolution granting the Option (which date may not be earlier than the date of the resolution).

An Optionee, or transferee may exercise an Option as to any or all shares of Common Stock as to which the Option has become exercisable; provided, however, an Option may not be exercised for fewer than one hundred (100) shares of Common Stock, or the number of shares of Common Stock remaining as to which such Option is then exercisable, whichever is smaller. The Option shall be exercised by delivering to the Company written notice of such exercise setting forth the number of shares of Common Stock to be purchased and the name in which such shares shall be registered, together with a certified check, bank draft or money order, in the full amount of the purchase price therefore, in each case payable to the order of the Corporation in United States dollars; provided, however, that such purchase price may in the alternative, to the extent permitted by law, be paid by assigning and delivering to the Company shares of Common Stock having in the aggregate on the date of exercise a Fair Market Value equal to such purchase price; and provided further that at the election of the Option Committee, to the extent permitted by law, such purchase price may consist of other property, tangible or intangible, or labor or services actually received by or performed for the Company or for its benefit, or a combination thereof.

Transferability. During the lifetime of an Optionee, Options held by such Optionee shall be exercisable only by such Optionee or, in the event of an Optionee’s Disability, by his guardian or legal representative. No Option shall be assignable or transferable by an Optionee other than by will or applicable laws of descent and distribution.

Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Common Stock of the Company, the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and/or the Option Price per share shall be proportionately adjusted by the Board of Directors to reflect any increase or decrease in the number of issued and outstanding shares of Common Stock.

In connection with (i) any sale or transfer by the Company of all or substantially all its assets, or (ii) any acquisition, directly or indirectly (including by way of tender or exchange offer, merger or consolidation), of all or a majority of the then outstanding voting securities of the Company by any person or any group other than the Company or a Subsidiary Company, all outstanding Options under the Plan shall become fully vested and exercisable in full, on and after (i) 15 days prior to the effective date of such sale, transfer or acquisition or (ii) the date of commencement of such tender or exchange offer, as the case may be.

In the event of the proposed dissolution or liquidation of the Company, or any consolidation or merger in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than a change in par value), all outstanding Options under the Plan shall become fully vested and exercisable upon the Company’s adoption of the plan or agreement related to such event.

Sale of Shares. An Optionee may not sell any Common Stock which is acquired pursuant to the exercise of an Option hereunder for a period of six months after he acquires such Common Stock.

Withholding Taxes. If the Option Committee shall so require, each Optionee shall agree that as a condition of exercise of an Option: (a) no later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Option Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, and (b) the Company shall have the right to deduct from any payment of any kind otherwise due to the Optionee, federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or to retain a sufficient number of shares to equal the amount of tax required to be withheld with respect to the exercise of an Option.

PROPOSAL 4 - OTHER MATTERS

Our Board of Directors is not aware of any business to come before the Annual Meeting other than the three matters summarized above. If any other business should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

BOARD OF DIRECTORS INFORMATION

In addition to the directors standing for election as set forth above, the following individuals are currently directors of the Company in the 2008 and 2009 classes.

Present Directors Whose Terms of Office Expire in 2008

Gerard T. Mazurkiewicz. Age 60. Mr. Mazurkiewicz became a director upon consummation of our merger with Old Great Lakes. He was appointed a director of Old Great Lakes in June 2003. In January 2004, he joined Dopkins & Company, LLP, a Buffalo-based accounting firm as a tax director and in 2006 was elected a partner of the firm. Prior to that time, he was employed in the Buffalo office of KPMG LLP since 1969, was elected into the partnership in 1980 and was appointed Partner in Charge of the Upstate New York/Albany tax practice in 1996, serving in that capacity until his retirement from KPMG in January 2002. Mr. Mazurkiewicz is a graduate of the State University of New York at Buffalo and is a certified public accountant.

John W. Rose. Age 57. Mr. Rose has been a director since 2002. He currently serves as President and Chief Executive Officer of McAllen Capital Partners, a financial advisory firm that specializes in bank, thrift and finance company turn-around investments. From May 2001 to November 2002, he served as the Company’s Executive Vice President and Chief Financial Officer. From 1992 to 2001, he was President of McAllen Capital Partners. Mr. Rose currently serves on the boards of directors of Jacksonville Bancorp, Jacksonville, Florida; FNB Corporation, Hermitage, Pennsylvania; Atlanta Bancorporation, Atlanta, Georgia; First Chicago Bancorp, Chicago, Illinois; The Bankshares, Inc., Melbourne, Florida and White River Capital Corporation, Indianapolis, Indiana. Mr. Rose is also a founding principal of CapGen Capital Advisors, LLC in Washington, D.C., a private equity fund recently formed to invest in regional and community banks in the United States. Mr. Rose is a graduate of Case Western University. He earned his masters degree in Business Administration from Columbia University.

James A. Smith. Age 58. Mr. Smith became a director upon consummation of our merger with Old Great Lakes. He has been a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999. He has been a practicing orthopedic surgeon since 1974. Dr. Smith is a graduate of Georgetown University and the State University of New York at Buffalo School of Medicine.

David L. Ulrich. Age 59. Mr. Ulrich became a director upon consummation of our merger with Old Great Lakes. He has been a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999. He is the owner and President of Ulrich Development Company, LLC, a commercial real estate development company. Mr. Ulrich is a graduate of Ball State University.

Present Directors Whose Terms of Office Expire in 2009

Charles G. Cooper. Age 59. Mr. Cooper has been a director since 2002. Until consummation of our merger with Old Great Lakes he served as our President (since October 2002) and as our Chief Executive Officer (since December 2002). Mr. Cooper also served as President of a former subsidiary, Bay View Bank, N.A. (“BV Bank”), from October 2002 and Chief Executive Officer of BV Bank from December 2002 until BV Bank's September 2003 dissolution. Mr. Cooper served as Executive Vice President and Chief Credit Officer of the Company and BV Bank from May 2001 to October 2002. Prior to joining BVCC, Mr. Cooper served as Executive Vice President and Chief Credit Officer of Lone Star Bank of Dallas from 2000 to 2001 and Senior Vice President of Loan Administration of Compass Bank, Dallas, Texas from 1996 to 2000. Mr. Cooper is a graduate of Baylor University.

Andrew W. Dorn, Jr. Age 56. Mr. Dorn became a director and our President and Chief Executive Officer upon consummation of our merger with Old Great Lakes. He served as President and Chief Executive Officer and as a director of Old Great Lakes since its formation in 2003 and President and Chief Executive Officer and a director of GBSB since its inception in 1999. From 1995 to 1998, he served as President and Chief Executive Officer of Jamestown Savings Bank. Mr. Dorn is a graduate of the State University of New York at Buffalo and earned a masters degree in Business Administration from Canisius College.

Carolyn B. Frank. Age 48. Mrs. Frank became a director upon consummation of our merger with Old Great Lakes. She served as a director of Old Great Lakes since its formation in 2003 and has served as a director of GBSB since its inception in 1999. Since January 2004, Mrs. Frank has been the Vice President of Network Performance Support for Excellus Health Plan, Inc. From May 2002 until January 2004, she was an independent consultant to the health care industry. Previously, she was associated with Kaleida Health Systems serving, at various times, as President, Chief Executive Officer and Chief Financial Officer. Mrs. Frank is a graduate of Canisius College.

Barry M. Snyder. Age 62. Mr. Snyder became our Chairman of the Board of Directors upon consummation of our merger with Old Great Lakes. He served as the Chairman of the Board of Directors of Old Great Lakes since its formation in 2003. He was also a director of GBSB since its inception in 1999 and served as GBSB's Chairman of the Board beginning in August 2001. He is the former Chairman and Chief Executive Officer of Tuxedo Junction, a chain of formal wear rental stores that he founded in 1968. He serves as the Chairman of the Board of Great Skate Hockey Supply Company, an international distributor of hockey equipment. Mr. Snyder is a graduate of the State University of New York at Buffalo.

Director Qualifications and Independence

Qualifications for our directors are set forth in our Corporate Governance Guidelines. This document is available on our website at www.greatlakesbancorp.com. Generally, our Board of Directors seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Company. Directors should have high-level leadership experience in business or administrative activities or experience dealing with complex problems; breadth of knowledge about issues affecting us; a high level of personal integrity; loyalty to us and concern for our success; an ability to work effectively with others; and sufficient time to devote to our affairs.

Our Board of Directors has reviewed whether any of its members or nominees have any material relationship with us, and has concluded that all of our directors and nominees for director, other than Messrs. Cooper and Dorn, are independent in accordance with the director independence standards of the New York Stock Exchange, and has determined that none of them has a material relationship with us that would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director.

Shareholder Communications with the Board of Directors

Our shareholders may communicate with our Board of Directors by contacting our Secretary. Parties who wish to express any concerns to any of our directors should send such concerns in writing to the relevant director or directors, or alternatively, to “Non-management Directors” as a group, care of our Secretary at our main office at 2421 Main Street, Buffalo, New York 14214. All such communications received by the Secretary are required to be forwarded to the addressee or addressees noted on the communication.

The Board of Directors will give appropriate attention to written communications on issues that are submitted by shareholders and will respond if and as appropriate. Absent unusual circumstances or as expressly contemplated by committee charters, the Secretary will be primarily responsible for monitoring communications from shareholders and will provide copies or summaries of such communications to the Board of Directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

In accordance with our Corporate Governance Guidelines, directors are expected to attend the annual meetings of our shareholders. Ten directors attended our 2006 annual meeting of shareholders.

Meetings

Our Board of Directors held seven meetings during 2006. During 2006, none of our directors attended fewer than 75% of the total number of meetings held by our Board of Directors or the committees of our Board of Directors on which such director served.

Meetings of Non-Management Directors

The corporate governance standards of the New York Stock Exchange state that listed companies should schedule an executive session including only independent directors at least once a year. The Company held one meeting of non-management directors in 2006. The Chairman of our Audit Committee at the time, Mr. Joel E. Hyman, presided over that session. Anyone wishing to communicate with our non-management directors should follow the procedures under “Director-Shareholder Communications.”

Committees

Nomination and Corporate Governance Committee. Our Nominating and Corporate Governance Committee (“Nominating Committee”) is responsible for nominating persons to serve on our Board of Directors as well as reviewing our policies related to corporate governance principles and making recommendations to our Board of Directors for any changes, amendments or modification to such policies. Our Nominating Committee is also responsible for reviewing succession planning for our Chief Executive Officer (“CEO”). Directors Evans (chair), Goldstein, Mosey-Pawlowski, Rose, Snyder and Wolf are the members of our Nominating Committee. The Nominating Committee has adopted a written charter that is available on our website. All of these directors are considered independent under New York Stock Exchange listing rules. Our Nominating Committee held one meeting during 2006. In March 2007, our Nominating Committee reviewed the qualifications of and recommended the re-election of Messrs. Evans, Goldstein and Wolf, and Ms. Mosey-Pawlowski to our Board of Directors to serve until 2010. We did not pay any third-party fee to assist in the process of identifying or evaluating candidates for our Board of Directors in 2006.

Our Nominating Committee will consider all nominees who possess the qualifications set forth above. Pursuant to our bylaws, nominations by shareholders generally must be delivered in writing to our Secretary not less than 60, nor more than 90 days, before the date of our Annual Meeting. Our Nominating Committee has responsibility for:

•	reviewing the qualifications of any candidates who have been properly recommended or nominated by the shareholders, as well as those candidates who have been identified by management, individual members of our
Board of Directors or, if our Nominating Committee determines, a search firm;

•	considering the suitability of each candidate for the board;

•	recommending that the Board of Directors select the slate of directors and notifying all director candidates of its selections; and

•	evaluating the performance and qualifications of the individual members of our Board of Directors eligible for re-election at our annual meetings of shareholders.

Compensation Committee. Our Compensation Committee is responsible for reviewing and approving executive officers’ salaries, other compensation and benefit programs and Board of Directors and committee fees. The Compensation Committee has adopted a written charter that is available on our website. The members of our Compensation Committee are directors Mazurkiewicz (chair), Evans, Goldstein, Rose, Snyder and Ulrich. Our Compensation Committee held nine meetings during 2006. Additional information concerning our Compensation Committee appears under the heading “Compensation Discussion and Analysis.”

Audit Committee. Our Audit Committee, which has adopted a written charter that is available on our website, reviews our audit and regulatory reports and related matters to ensure effective compliance with regulatory and internal policies and procedures. The members of our Audit Committee are directors Frank (chair), Mazurkiewicz, Mosey-Pawlowski, Penman and Rose. All of the members of the Audit Committee are considered independent under the New York Stock Exchange Listing rules and applicable Securities and Exchange Commission regulations. Our Audit Committee held eight meetings during 2006. Additional information concerning our Audit Committee appears under the heading “Report of the Audit Committee of the Board of Directors.”

Copies of Code of Ethical Conduct, Corporate Governance Guidelines and Committee Charters

The Company has a Code of Ethical Conduct that applies to its directors, officers and employees. The Code of Ethical Conduct is available on our website at www.greatlakesbancorp.com. A copy of the Code of Ethical Conduct, as well as the aforementioned committee charters and Corporate Governance Guidelines, may be obtained at no charge by written request to the attention of our Secretary at 2421 Main Street, Buffalo, New York 14214.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, none of the Company’s executive officers served on the compensation committees of either the Company or GBSB. In addition, no director or executive officer of the Company or GBSB served on the compensation committee of any other entity which determined whether to award compensation to any director or executive officer.

Director Compensation

Directors who are also employees of the Company are not compensated separately for serving on the Board and are not paid a retainer or additional compensation for attendance at Board or Committee meetings.

Director compensation is designed to attract and retain persons who are well-qualified to serve as directors of the Company. The Company’s director compensation was amended effective with the merger on May 1, 2006 and the reconstitution of the Board of Directors. Effective with the merger, each of the Company’s non-employee directors receives annual director fees of $12,000. Directors serving on the Executive Committee of our Board of Directors receive an additional $18,000 per year. Directors who serve as chairs of committees of our Board of Directors receive an additional $5,000 per year. Our Chairman of the Board receives $10,000 per year for serving in that capacity. All director fees are paid on a quarterly basis. Charles G. Cooper is paid $80,000 per year under a service retainer arrangement in lieu of receiving director fees. Mr. Sidoni, who resigned as a director on June 20, 2006, did not receive director fees.

Prior to the merger, non-employee directors of the Company (Bay View) received annual director fees of $36,000. Directors serving on the Executive Committee of the Board of Directors received $18,000 per year and the Chairman of the Board received $20,000 per year. These fees were pro-rated in 2006 through the date of the merger.

The following table reflects fees earned by the three directors of the Company who served for the entire year and the fees earned subsequent to the merger by the ten non-employee directors of Old Great Lakes who became directors of the Company upon consummation of the merger. The table excludes compensation paid to directors of the Company who resigned effective with the merger.

Director Compensation Table

Name	Total (1)

Charles G. Cooper (2)	$33,333

William A. Evans	23,333

Carolyn B. Frank	11,333

Robert B. Goldstein	48,000

Gerard T. Mazurkiewicz	10,500

Acea M. Mosey-Pawlowski	8,000

Dennis M. Penman	8,000

John W. Rose	41,333

James A. Smith	8,000

Barry M. Snyder	27,500

Louis J. Thomas	8,000

David L. Ulrich	23,333

Frederick A. Wolf	8,000
__________

(1)
The amounts listed in the total column represent fees earned or paid in cash. Required columns in the director compensation  table for stock awards, option awards, non-equity incentive plan compensation, changes in pension value and nonqualified deferred compensation earnings, and all other compensation have been omitted from the table because no director earned any compensation during 2006 or in prior years of a type required to be disclosed in those columns.

(2)	Mr. Cooper retired as an employee on May 1, 2006 though he continues to serve as a director. Accordingly, the data in this table reflects only compensation earned by Mr. Cooper as a director.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of our Audit Committee does not constitute soliciting material and shall not be deemed filed with the SEC or incorporated by reference into any of our filings under the Exchange Act or the Securities Act, except to the extent we specifically incorporate this report by reference therein.

All members of our Audit Committee are independent, as that term is defined under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, the rules and regulations of the SEC there under, and by the rules of the New York Stock Exchange and satisfy the financial literacy requirements thereof. Our Audit Committee members do not serve as professional accountants or auditors to the Company and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. Our Board of Directors has determined that our Audit Committee contains two members, Ms. Frank and Mr. Mazurkiewicz, who satisfy the financial expertise requirements and have the requisite experience as defined by the rules promulgated by the SEC. Our Audit Committee serves a board-level oversight role whereby it receives information from, consults with and provides its views and directions to management and our independent registered public accounting firm on the basis of the information it receives and the experience of its members in business, financial and accounting matters. Our Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

Our Audit Committee reviews our financial reporting process on behalf of our Board of Directors and reviews audit and related matters to ensure effective compliance, and oversees management’s implementation and maintenance of effective systems of internal and disclosure controls. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States of America.

In this context, our Audit Committee has:

•	reviewed and discussed with management and KPMG LLP our audited consolidated financial statements for the year ended December 31, 2006;

•
reviewed and discussed with KPMG LLP the matters covered by Statement of Auditing Standards No. 61, Communications with Audit Committees and included in KPMG’s letter to the Audit Committee, including their independence from us and our management pursuant to Independence Standards Board Opinion No. 1 (Independence Discussions with Audit Committees); and

•	determined that the independent auditors’ provision of non-audit services to us is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Carolyn B. Frank, Chair
Gerard T. Mazurkiewicz
Acea M. Mosey-Pawlowski
Dennis M. Penman
John W. Rose

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Following the consummation of our merger with Old Great Lakes, our Audit Committee retained KPMG LLP to audit our consolidated financial statements for 2006. KPMG LLP audited the consolidated financial statements of Old Great Lakes for 2004 and 2005. The merger was accounted for as a purchase of Bay View by Old Great Lakes. Accordingly, Old Great Lakes is treated as the continuing entity for financial reporting purposes and, therefore, the information provided below relates to Old Great Lakes. The aggregate fees billed by KPMG LLP for 2006 and 2005 are as follows:

	2006	2005

Audit fees	$275,000	$117,000
Audit-related fees	125,595	99,000
Tax fees	20,000	9,000
All other fees	—	—

Total fees	$420,595	$225,000

Our Audit Committee has established a policy to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Any proposed services exceeding pre-approved levels require specific pre-approval by our Audit Committee. The policy provides that our Audit Committee review, at each regularly scheduled meeting, a report summarizing the services provided by our independent registered public accounting firm and all fees relating thereto. The policy also prohibits our independent registered public accounting firm from providing services that are prohibited under the Sarbanes-Oxley Act of 2002.

All fees reported under the headings audit-related fees, tax fees, and all other fees for 2006 and 2005 were pre-approved by either Old Great Lakes’s Audit Committee or the Company’s Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Accordingly, none of the fees reported under the headings were approved by Old Great Lakes’s Audit Committee pursuant to federal regulations that permit our Audit Committee to waive its pre-approval requirement under certain circumstances.

Representatives of KPMG LLP are expected to attend our Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

RELATED PARTY TRANSACTIONS

Since January 1, 2006, the Company has not been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, holder of more than 5% of our common stock had or will have a direct or indirect material interest other than standard compensation arrangements as described below under “Compensation Discussion and Analysis.”

Transactions with Directors and Executive Officers

Our directors and executive officers are customers of ours and have entered into transactions with us in the past and are expected to enter into transactions with us in the future. The Company’s policy is to review transactions between the Company and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director of executive officer.
The Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. The Company’s management annually reviews all transactions and relationships disclosed in the director and officer questionnaires, and the Board of Directors makes a formal determination regarding each director’s independence under NYSE listing standards and applicable SEC rules.

In addition, GBSB, the Company’s bank subsidiary is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. GBSB is also subject to the provisions of Section 23B of the Federal Reserves Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. Under Regulation O, GBSB is subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties, (ii) must follow credit underwriting procedures at least as stringent as those applicable to comparable transactions with persons who are not affiliated with us or GBSB; and (iii) must not involve more than the normal risk of repayment or present other unfavorable features.

EXECUTIVE OFFICER INFORMATION

The following table sets forth certain information regarding our executive officers as of December 31, 2006.

Name	Age	Position

Andrew W. Dorn, Jr.	56	President and Chief Executive Officer of the Company and GBSB, and
		Treasurer of the Company

Michael J. Rogers	49	Executive Vice President and Chief Financial Officer of the Company and
		GBSB, and Secretary of the Company

Marylou Borowiak	47	Executive Vice President of the Company and GBSB, and Chief Retail
		Banking Officer of GBSB

Robert McKnight	59	Executive Vice President and Chief Lending Officer of GBSB

Jamel C. Perkins	31	Executive Vice President of the Company and GBSB, and Chief
		Information Officer of GBSB

Lawrence A. Schiavi	43	Executive Vice President of GBSB

There are no family relationships between any of our executive officers or directors. Brief biographical information relating to our directors is set forth above under the captions “Election of Directors” and “Board of Directors Information.” Brief biographical information relating to our executive officers is provided below.

Michael J. Rogers is Executive Vice President and Chief Financial Officer and was hired as our principal financial officer and principal accounting officer in March 2006. Mr. Rogers was appointed Secretary of the Board of Directors in December 2006. From April 2004 to March 2006, Mr. Rogers was engaged in private business consulting. Prior to that, he was a partner in the financial services practice of KPMG LLP where he worked for 21 years. Mr. Rogers is a graduate of Niagara University.

Marylou Borowiak is an Executive Vice President and our Chief Retail Banking Officer and has been with GBSB since October 2000. From 1993 until August 2000, she served as a regional Vice President for First Niagara Bank. Ms. Borowiak is a graduate of the State University of New York at Buffalo.

Robert McKnight is Executive Vice President, Chief Lending Officer and Interim Chief Credit Officer of GBSB. Mr. McKnight joined the Company in 2005 upon his retirement from HSBC Bank USA where he served for 34 years in various lending positions. A resident of Lockport, he is a graduate of Canisius College. Mr. McKnight currently serves as the Vice Chairman of the Board of Lockport Memorial Hospital and is a member of the Niagara County Industrial Development Loan Committee.

Jamel C. Perkins was hired as an Executive Vice President and our Chief Information Officer in April 2006. Mr. Perkins has over 10 years of Banking Technology and Management experience. From July 2003 to April 2006, he was a Technology Infrastructure Operations Manager with M&T Bank and was a Project Director with Hewlett Packard from May 2001 to July 2003. Prior thereto, Mr. Perkins was an Area Manager with Bank of America. He received his B.A. in Management Information Systems and a M.S. in Telecommunications Management, as well as his M.B.A., from Canisius College.

Lawrence A. Schiavi is an Executive Vice President of GBSB’s Mortgage Banking Division and has served in such capacity since he was hired in July 2006. From April 2005 to April 2006, Mr. Schiavi was a Senior Vice President of Mortgagelt, Inc., responsible for management of the retail mortgage banking operation. From October 1994 to April 2005, he served as Senior Vice President and National Production Manager at HSBC Mortgage Corporation (USA), responsible for all mortgage origination channels including retail, wholesale and correspondent relationships. Mr. Schiavi is a graduate of Canisius College.

COMPENSATION DISCUSSION AND ANALYSIS

Great Lakes Bancorp, Inc. is a bank holding company committed to the execution of an aggressive growth strategy. Critical to the success of the Company’s growth strategy is its ability to attract, motivate and retain high-performing individuals with proven track records of success and significant banking experience. The Company competes with much larger and more mature financial institutions to attract and retain highly qualified employees and the core elements of its compensation programs are designed to effectively compete with the compensation programs of its competitors.

The Company’s Board of Directors believes that compensation should be based on the scope of job responsibility associated with each position, individual performance, and the Company’s performance. Compensation should also reflect the value of comparable positions in the marketplace and a subjective assessment of the individual’s potential to make meaningful future contributions to the long-term success of the organization.

The core elements of the Company’s compensation programs include base salary, performance-based incentive compensation, long-term stock-based compensation, and personal benefits and perquisites. Each of the core elements of the Company’s compensation programs is described below.

Base Salaries

Base salaries for the Company’s executives take into consideration the scope of job responsibilities and levels of compensation paid for similar positions in the marketplace. The base salaries of the Company’s executives other than the Chief Executive Officer are set by the CEO and reviewed by the Company’s Executive Committee (excluding the CEO) and the Compensation Committee. Annual increases in base salary consider individual performance during the past year, individual and Company performance objectives established for the coming year, and reviews of competitive compensation data. The primary objective is to provide base salary increases that will contribute to retaining and motivating the Company’s executives, while considering affordability within the context of the Company’s business plan and the current stage of its development.

The Chief Executive Officer’s annual compensation is reviewed and approved by the Compensation and Executive Committees and is based principally on the Company’s success in executing its business plan, including development of its lending businesses, retail branch network, supporting infrastructures and senior management team.

Performance-Based Incentive Compensation

The Company awards annual cash bonuses to its executives after a review of the performance of the individual and the Company during the past year. The cash bonuses of the executives other than the Chief Executive Officer are set by the CEO and reviewed by the Company’s Executive Committee (excluding the CEO) and the Compensation Committee. The cash bonuses are intended to reward the Company’s executives for the successful performance of the Company. The achievement of Company performance objectives and the executive’s success in contributing to those objectives is considered. The size of individual awards is based on the Chief Executive Officer’s subjective assessment of performance and consideration of market data available on incentive compensation awarded by competitors. The Chief Executive Officer’s annual incentive compensation is reviewed and approved by the Compensation and Executive Committees, and like salary increases, is based principally on the Company’s success in executing its business plan.

The Company’s Board of Directors recognizes the importance of aligning the interests of the Company’s executives with those of its shareholders by setting measurable and aggressive performance metrics that demonstrate enhancement of shareholder value. With this in mind, the Company’s Compensation Committee has been charged with developing an approach to the award of future cash bonuses to its executives that is comprised of two parts - one part based on a subjective assessment of individual performance and the other part based on the achievement of specific financial targets.

Long-term Stock-based Compensation

The Company’s Board of Directors believes that superior long-term performance requires the alignment of the interests of its executives with its shareholders through the use of stock-based awards such as incentive stock options and restricted stock. While Old Great Lakes established stock option plans in 2000 and 2002, there was not a ready market for its stock prior to the Bay View merger in 2006. The merger provided an active trading market for the Company’s stock through a New York Stock Exchange listing, enhancing the Company’s ability to provide valuable stock-based instruments as part of its compensation programs going forward.

Stock options align employee incentives with shareholder interests because the options are generally granted with exercise prices equal to the fair value of the Company’s stock at the time of grant and thus the options only take on value for the employee through subsequent appreciation in the market value of the Company’s stock. In addition, the stock options issued to the Company’s employees require the employees to render future service, thus serving as an important employee retention vehicle. Pursuant to proposal three contained in this proxy statement, the Board of Directors is seeking amendment of the Company’s 2002 stock option plan to provide greater flexibility to the Company in setting future service requirements relating to options granted. This proposal is designed to further strengthen the Company’s stock options as employee retention vehicles.

Historically, the Company has granted stock options from time to time as a tool to motivate current employees and to recruit new employees. The size of individual stock option awards granted to executives other than the Chief Executive Officer have generally been set by the CEO based on subjective assessments and the awards have been reviewed and approved by the Compensation Committee and the Executive Committee (excluding the CEO). Stock options have been granted to the Chief Executive Officer from time to time by the Compensation Committee and approved by the Executive Committee and have been based principally on the Company’s success in executing its business plan.

The Company’s Compensation Committee is currently assessing the future use of stock options and other types of stock-based awards on a more regular basis. The Committee is considering an approach to the granting of future stock-based awards that encompasses a two-part assessment - one part based on a subjective determination of individual performance and the other part based on achievement of specific short-term and long-term financial targets.

Personal Benefits and Perquisites

Executives participate in the Company’s employee benefit plans that cover substantially all employees. These plans include contributory medical and dental plans, life insurance coverage, a 401(k) defined contribution benefit plan that includes matching contributions by the Company. The Company does not have a defined benefit pension plan or any non-qualified deferred compensation plans.

The Company does not provide significant perquisites or personal benefits to its executives. The Chief Executive Officer is provided the use of a Company-owned vehicle and is reimbursed for annual dues relating to his membership in a social club.

Role of the Compensation Committee

In accordance with the New York Stock Exchange listing rules, the Compensation Committee is composed of independent, non-management members of the Company’s Board of Directors. The Company’s Board of Directors has determined that all members of the Compensation Committee are independent of management and free from any relationship that would interfere with the exercise of independent judgment required to fulfill Committee responsibilities.

The Compensation Committee’s primary responsibility is to ensure that the executive officers of the Company and its non-employee directors are compensated appropriately in a manner consistent with: shareholder interests; the stated compensation strategy of the Company; internal equity considerations; competitive practices; and the requirements of applicable regulatory bodies. The Compensation Committee is also responsible for communicating the Company’s executive compensation policies to its shareholders and the reasoning behind such policies as required by Securities and Exchange Commission regulations.

The Compensation Committee, as the designated ‘Option Committee’ pursuant to the Company’s 2000 and 2002 stock option plans, also has authority and responsibility to administer these stock option plans, including without limitation, the authority to grant options, determine the exercise price of options, determine the employees to whom stock options are granted, determine the number of options to be granted to each employee, and determine the time when options should be granted. The Compensation Committee also has authority to interpret the stock option plans and to prescribe, amend, and rescind rules and regulations relating to these stock option plans. The Chief Executive Officer makes recommendations to the Compensation Committee about stock option awards to the employees of the Company.

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating at least annually the performance and leadership of the Chief Executive Officer in light of those goals, and reviewing and approving all compensation and benefits actions affecting the Chief Executive Officer based on the evaluation.

The Compensation Committee is also responsible for reviewing with the Chief Executive Officer, at least annually, his evaluation of the performance of the Company’s Executive Vice Presidents and approving all compensation and benefits actions affecting these individuals.

The Compensation Committee may retain outside experts in the field of executive compensation to assist it in reviewing and evaluating the Company’s executive compensation and benefits programs.

Employment Agreements

In January 2007, the Company executed employment agreements with three of its existing executives, Andrew W. Dorn, Jr., Michael J. Rogers and Lawrence A. Schiavi. The employment agreements were executed to motivate, reward and retain these three executives who the Board of Directors has concluded have the potential to contribute to the long-term success of the Company. The contracts contain the four core elements of the Company’s compensation programs that are summarized above. The contracts establish the explicit terms and conditions of employment including various provisions relating to employee terminations and change in control events. The key terms of the employment agreements of the three executives are summarized below.

Chief Executive Officer Employment Agreement

Mr. Dorn’s Agreement has a two-year term that automatically extends one day with each passing day so as to maintain a constant two-year term. The Agreement provides for an initial annual base salary of $265,000, subject to annual increases at the discretion of the Boards of Directors of the Company and GBSB. Mr. Dorn will receive an annual cash bonus pertaining to each of the first three years of the contract in an amount equal to 1% of ‘Aggregated Net Earnings’ of the Company, if such amount equals or exceeds the budgeted amount of such Aggregated Net Earnings for that year.

The Agreement also grants Mr. Dorn incentive stock options to purchase 20,000 shares of the Company’s stock with such options vesting in equal installments of 4,000 on the first five anniversary dates of the Agreement. In the event of a ‘change of control,’ all options granted under the Agreement become immediately vested and exercisable. The stock options have a term of ten years from the grant date and an exercise price equal to the average of the high and low trading prices of the Company's stock during the day of grant (unless the market is closed, in which event the first trading day after the day of grant).

Mr. Dorn is also entitled to the reimbursement of dues or similar fees for membership in a social club; the use of a Company-owned automobile; four weeks of vacation per year; and participation in GBSB’s 401(k) Plan and its health care, life insurance and other benefit programs generally provided to all employees.

In the event Mr. Dorn is terminated from employment ‘without cause,’ or voluntarily resigns from employment for ‘good reason,’ he will be entitled to: (i) the payment of accrued base salary and a pro rata share of the annual cash bonus through the date of termination, (ii) the continued payment of his then-current annual base salary for two years following the date of termination, and (iii) continuation of medical and life insurance coverage under then existing cost-sharing arrangements for two years following termination. In addition, any unexercised stock options granted under the Agreement will become immediately vested and exercisable, with the option term equal to the lesser of the remaining term of the options at that time or two years.

In the event Mr. Dorn is terminated from employment ‘without cause,’ or voluntarily resigns from employment for ‘good reason,’ as defined, and such event occurs within one year after a ‘change in control,’ he will be entitled to receive all of the payments and benefits summarized in the prior paragraph, with the exception that instead of receiving the payment of his base salary for two years, he will receive a lump-sum payment equal to two times the sum of his annual base salary and annual cash bonus then in effect.

In the event Mr. Dorn is terminated ‘with cause,’ or voluntarily resigns from employment without ‘good reason,’ or in the event of his death or permanent disability, he or his estate will be entitled to the payment of accrued base salary and a pro rata share of the annual cash bonus through the date of termination; and any vested and unexercised options granted under the Agreement will remain exercisable, with the option term equal to the lesser of the remaining term of the options at that time or two years.

Chief Financial Officer Employment Agreement

Mr. Rogers’s Agreement has a two-year term that automatically extends one day with each passing day so as to maintain a constant two-year term. The Agreement provides for an initial annual base salary of $252,000, subject to annual increases at the discretion of the Boards of Directors of the Company and GBSB. Mr. Rogers will also be eligible to participate in any incentive bonus plans subsequently established by the Company.

The Agreement grants Mr. Rogers incentive stock options to purchase 25,000 shares of the Company’s stock with such options vesting in equal installments of 5,000 shares on the first five anniversary dates of the Agreement. In the event of a ‘change of control,’ all options granted under the Agreement become immediately vested and exercisable. The stock options have a term of ten years from the grant date and an exercise price equal to the average of the high and low trading prices of the Company's stock during the day of grant (unless the market is closed, in which event the first trading day after the day of grant).

In the event that Mr. Rogers exercises any or all of the stock options under the Agreement, he will also be entitled to a cash bonus equal to the aggregate exercise price of such options. The cash bonus will be payable one year after the exercise of the options.

Mr. Rogers is also entitled to four weeks of vacation per year; and participation in GBSB’s 401(k) Plan and its health care, life insurance and other benefit programs generally provided to all employees.

In the event Mr. Rogers is terminated from employment ‘without cause,’ or voluntarily resigns from employment for ‘good reason,’ he will be entitled to: (i) the payment of accrued base salary and a pro rata share of any annual cash bonus in effect through the date of termination, (ii) the continued payment of his then-current annual base salary for two years following the date of termination, and (iii) continuation of medical and life insurance coverage under then existing cost-sharing arrangements for two years following termination. In addition, any unexercised stock options granted under the Agreement will become immediately vested and exercisable, with the option term equal to the lesser of the remaining term of the options at that time or two years. The Company will also pay a cash bonus at that time equal to the aggregate exercise price of all unexercised stock options granted under the Agreement.

In the event Mr. Rogers is terminated from employment ‘without cause,’ or voluntarily resigns from employment for ‘good reason,’ and such event occurs within one year after a ‘change in control,’ he will be entitled to receive all of the payments and benefits summarized in the prior paragraph, with the exception that instead of receiving the payment of his base salary for two years, he will receive a lump-sum payment equal to two times the sum of his annual base salary and annual cash bonus then in effect.

In the event Mr. Rogers is terminated ‘with cause,’ or voluntarily resigns from employment without ‘good reason,’ or in the event of his death or permanent disability, he or his estate will be entitled to the payment of accrued base salary and a pro rata share of any annual cash bonus in effect through the date of termination; and payment of a cash bonus relating to the stock options equal to the aggregate exercise price of all vested and unexercised options granted under the Agreement. Such vested and unexercised options will have an option term equal to the lesser of the remaining term of the options at that time or two years. Termination under this provision after March 7th of any year will accelerate the vesting of the next installment of 5,000 options from the next anniversary date of the Agreement to the termination date.

Executive Officer Employment Agreement

Mr. Schiavi’s Agreement has a three-year term ending December 31, 2009. The Agreement is renewable at the option of GBSB for additional one-year terms after the initial term, with 180 days’ written notice to Mr. Schiavi. The Agreement provides for an initial annual base salary of $200,000, subject to annual increases at the discretion of the Board of Directors of GBSB. Mr. Schiavi will receive an annual cash bonus in an amount equal to 5% of ‘Pre-tax Profits’ of the Mortgage Banking Division of GBSB.

The Agreement also grants Mr. Schiavi incentive stock options to purchase 15,000 shares of the Company’s stock with such options vesting in equal installments of 3,000 shares on the anniversary dates of the Agreement. In the event of a ‘change of control,’ all options granted under the Agreement become immediately vested and exercisable. The stock options have a term of ten years from the grant date and an exercise price equal to the average of the high and low trading prices of the Company's stock during the day of grant (unless the market is closed, in which event the first trading day after the day of grant).

Mr. Schiavi is also entitled to four weeks of vacation per year; and participation in GBSB’s 401(k) Plan and its health care, life insurance and other benefit programs generally provided to all employees.

In the event Mr. Schiavi is terminated from employment ‘without cause,’ as defined, or voluntarily resigns from employment for ‘good reason,’ as defined, he will be entitled to the payment of accrued base salary and a pro rata share of the annual cash bonus through the date of termination; and the continued payment of his then-current annual base salary for the longer of nine months or the remainder of the contract term or renewable contract term. In addition, any unexercised stock options granted under the Agreement will become immediately vested and exercisable, with the option term equal to the lesser of the remaining term of the options at that time or two years. With respect to the vesting of stock options granted under the Agreement, a GBSB decision not to renew the Agreement at the end of the initial three-year term will be considered termination without cause, resulting in the vesting and exercisability of all options awarded under the Agreement.

In the event Mr. Schiavi is terminated ‘with cause,’ or voluntarily resigns from employment without ‘good reason,’ he will be entitled to the payment of accrued base salary and a pro rata share of the annual cash bonus through the date of termination, and any vested and unexercised options granted under the Agreement will remain exercisable, with the option term equal to the lesser of the remaining term of the options at that time or two years.

In the event Mr. Schiavi is terminated due to death or permanent disability, he or his estate will be entitled to the payment of accrued base salary and a pro rata share of the annual cash bonus through the date of termination; the continued payment of his then current base salary for nine months; and any vested and unexercised options granted under the Agreement will remain exercisable, with the option term equal to the lesser of the remaining term of the options at that time or two years.

All three Agreements contain various restrictive covenants relating to the protection of confidential information, non-disclosure, non-solicitation, and non-competition. The Executives are held to non-compete provisions during the terms of the Agreements and for any period after termination during which the Executives receive payments from the Company or GBSB but, in any case, for a period of not less than six months after termination.

Tabular Disclosures Regarding Executive Officers

The following tables provide 2006 compensation information for the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s other three most highly compensated executive officers (collectively, the “named executive officers”).

Summary Compensation Table (1)

The following table shows the total compensation paid or earned by the Old Great Lakes’s Chief Executive Officer, Chief Financial Officers, the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer, plus one individual who served as an Executive Officer through most of 2006 and would have been one of the three most highest paid had he been an Executive Officer at December 31, 2006 (each a “Named Executive Officer” and together, the “Named Executive Officers”).

	Fiscal			Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards (2)	Compensation		Total

Andrew W. Dorn, Jr.,	2006	$200,000	$40,000	$8,708	$27,033	(3)	$275,741
President, Chief Executive
Officer and Treasurer

Michael J. Rogers,	2006	130,385	65,000	—	—		195,385
Executive Vice President, Chief
Financial Officer and Secretary

Kim S. Destro,	2006	54,519	—	2,104	64,071	(4)	120,694
Former Executive Vice President
and Chief Financial Officer (4)

Robert McKnight,	2006	125,885	10,000	—	12,698	(5)	148,583
Executive Vice President
and Chief Lending Officer of GBSB

Marylou Borowiak,	2006	95,769	10,000	2,166	—		107,935
Executive Vice President and
Chief Retail Banking Officer of GBSB

Lawrence A. Schiavi,	2006	80,769	25,000	—	—		105,769
Executive Vice President of GBSB

Paul W. Bergman,	2006	125,000	—	1,560	78,584	(6)	205,144
Former Executive Vice President
and Chief Lending Officer of GBSB (6)
__________

(1)	The required columns disclosing stock awards, non-equity incentive plan compensation and changes in pension value and nonqualified deferred compensation earnings have been omitted from the table because no named officer earned any compensation during 2006 or in prior years of a type required to be disclosed in those columns.

(2)	The amounts listed represent the compensation expense of option awards granted in prior years as reflected in the Company's financial statements for 2006.

(3)	Includes 401(k) plan matching contributions of $12,946 and amounts for unused personal days, the value of a
Company-owned vehicle and premiums paid by the Company with respect to life insurance for the benefit of Mr. Dorn.

(4)	Ms. Destro stepped down from her position as Chief Financial Officer in March 2006 and resigned from the Company in June
2006. Severance in the amount of $56,377 is included in All Other Compensation.

(5)	Includes amounts for 401(k) plan matching contributions, unused personal days and club memberships.

(6)	Mr. Bergman resigned from the Company in December 2006. Included in All Other Compensation is severance in the amount of $66,955 and amounts for 401(k) plan matching contributions and unused personal days.

Grants of Plan-Based Awards

There were no grants of plan-based awards in 2006 and therefore the required table regarding grants of plan-based awards is omitted. The Company awarded options under the 2002 Stock Option Plan as part of the employment agreements executed in January 2007 (see the discussion under the caption “Employment Agreements” for further details). Messrs. Dorn, Rogers and Schiavi received 20,000, 25,000 and 15,000 stock options, respectively. The exercise price of the options was $13.76 per share, representing the average of the high and low trading prices of the Company’s stock on the grant date.

Outstanding Equity Awards at Fiscal Year-End

The table set forth below contains individual option awards that were outstanding as of December 31, 2006 for the Named Executive Officers. The required columns pertaining to stock awards have been omitted from the table because no Named Executive Officer earned any compensation during or in prior years of a type required to be disclosed in those columns.

	OPTION AWARDS
			Equity
			Incentive
			Plan:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options	Options	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date

Andrew W. Dorn, Jr.	30,444	—	—	$9.20	6/30/2010
	13,047	—	—	9.20	3/01/2012

Michael J. Rogers	—	—	—	—	—

Kim S. Destro	—	—	—	—	—

Robert McKnight	—	—	—	—	—

Marylou Borowiak	2,174	—	—	9.20	1/02/2011
	108	—	—	9.20	11/01/2011
	3,153	—	—	9.20	3/01/2012

Lawrence A. Schiavi	—	—	—	—	—

Paul W. Bergman	4,076	—	—	9.20	6/30/2010
	108	—	—	9.20	1/02/2011
	2,337	—	—	9.20	3/01/2012

Option Exercises and Stock Vested

The following table sets forth information with respect to the aggregate number of options exercised during the last fiscal year and the value realized thereon for the Named Executive Officers. The required columns pertaining to stock awards have been omitted from the table because no Named Executive Officer earned any compensation during or in prior years of a type required to be disclosed in those columns.

OPTION AWARDS
Number of
	Shares	Value
	Acquired	Realized on
Name	on Exercise	Exercise (1)

Andrew W. Dorn, Jr	—	$—

Michael J. Rogers	—	—

Kim S. Destro	6,522	44,806

Robert McKnight	—	—

Marylou Borowiak	—	—

Lawrence A. Schiavi	—	—

Paul W. Bergman	—	—
__________
(1)	The value realized is the net pre-tax value of the shares (market price less the exercise price) received.

Pension Benefits

The Company does not sponsor defined benefit retirement programs for its executives. A table regarding pension benefits is therefore omitted.

Nonqualified Defined Compensation and Other Nonqualified Deferred Compensation Plans

The Company does not sponsor deferred compensation programs for its executives. A table regarding nonqualified deferred compensation is therefore omitted.

COMPENSATION COMMITTEE REPORT

The following report of our Compensation Committee does not constitute soliciting material and shall not be deemed filed with the SEC or incorporated by reference into any of our filings under the Exchange Act or the Securities Act, except to the extent we specifically incorporate this report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based upon that review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and, through incorporation by reference, in our Annual Report on Form 10-K.

Gerard T. Mazurkiewicz, Chairman
William A. Evans
Robert B. Goldstein
John W. Rose
Barry M. Snyder
David L. Ulrich

STOCK OWNERSHIP AND OTHER MATTERS

Security Ownership of Certain Beneficial Owners

The following sets forth certain information concerning each person known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of our common stock as of February 28, 2007.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

First Manhattan Co. (1)	646,089	5.9
437 Madison Avenue
New York, NY 10022

SuNOVA Group (2)	600,000	5.5
780 Third Avenue
New York, NY 10017

Barry M. Snyder (3)	562,811	5.2
2421 Main Street
Buffalo, NY 14214

Royce & Associates, LLC (4)	549,000	5.0
1414 Avenue of the Americas
New York, NY 10019

Dimensional Fund Advisors, LP (5)	546,034	5.0
1299 Ocean Avenue
Santa Monica, CA 90401
__________
(1)	Based on Schedule 13G filed with the SEC on February 12, 2007. The party reported sole voting power as to 297,380 shares and shared voting power as to 314,189 shares. The party also reported sole power to dispose or direct the disposition as to
297,380 shares and shared power to dispose or direct the disposition as to 314,189 shares.

(2)	Based on Schedule 13G (Amendment No. 1) filed with the SEC on February 14, 2007. The Schedule 13G discloses that
SuNOVA Partners, L.P. has shared voting and dispositive power with respect to 189,797 shares it beneficially owns,
SuNOVA Long-Term Opportunity Fund, L.P. has shared voting and dispositive power with respect to 30,348 shares it beneficially owns, SuNOVA Holdings, LLC has shared voting and dispositive power with respect to 220,145 shares it beneficially owns, SuNOVA Capital, LP has shared voting and dispositive power with respect to 379,855 shares it beneficially owns, SuNOVA LLC has shared voting and dispositive power with respect to 379,855 shares it beneficially owns,
Matthew Byrnes has shared voting and dispositive power with respect to 600,000 shares he beneficially owns, and Felice
Gelman has shared voting and dispositive power with respect to 600,000 shares she beneficially owns.

(3)	Includes 2,174 shares of common stock issuable to Mr. Snyder under the 2000 Stock Option Plan and 1,304 shares of common stock issuable to Mr. Snyder under the 2002 Stock Option Plan, all of which options are exercisable.

(4)	Based on Schedule 13G (Amendment No. 1) filed with the SEC on January 22, 2007. Such party reported sole voting and dispositive power with respect to all of such shares.

(5)	Based on Schedule 13G (Amendment No. 4) filed with the SEC on February 9, 2007. Such party reported sole voting and dispositive power with respect to all of such shares.

Security Ownership of Management

Direct and indirect ownership of common stock by each of the directors, each of the Named Executive Officers and by all executive officers as a group is set forth in the following table as of February 28, 2007, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

	Amount and Nature of Beneficial Ownership
	Common	Rights to		Percent of
Name of Beneficial Owner	Stock (1)	Acquire (2)	Total	Class (3)

Directors and Nominees for Director:
Barry M. Snyder (4)	559,333	3,478	562,811	5.2
William A. Evans	265,149	14,351	279,500	2.6
Charles G. Cooper	15,021	—	15,021	*
Andrew W. Dorn, Jr.	28,920	43,491	72,411	*
Carolyn B. Frank	13,047	3,478	16,525	*
Robert B. Goldstein	157,461	—	157,461	1.4
Gerard T. Mazurkiewicz (5)	3,261	—	3,261	*
Acea M. Mosey-Pawlowski	127,235	3,478	130,713	1.2
Dennis M. Penman	5,436	3,478	8,914	*
John W. Rose	27,730	—	27,730	*
James A. Smith	173,968	3,478	177,446	1.6
Louis J. Thomas	10,813	3,478	14,291	*
David L. Ulrich	243,187	3,478	246,665	2.3
Frederick A. Wolf	55,777	11,089	66,866	*

Executive Officers (6) :
Michael J. Rogers	—	—	—	*
Kim S. Destro (1)	6,522	—	6,522	*
Robert McKnight	—	—	—	*
Marylou Borowiak	10,176	5,435	15,611	*
Lawrence A. Schiavi	—	—	—	*
Paul W. Bergman (1)	8,154	6,521	14,675	*

All Directors and Executive Officers as a group (20 persons)	1,711,190	105,233	1,816,423	16.5

* Less than 1%.
__________

(1)	Except in the case of Ms. Destro and Mr. Bergman, based upon information furnished to us by each individual named and includes all shares as to which the director or executive officer may be deemed to have sole or shared voting or dispositive power. With respect to Ms. Destro and Mr. Bergman, their beneficial ownership of common stock is based upon the information last filed by, or on behalf of, them with the SEC. The rights to acquire is based upon the Company’s records.
This table includes shares held directly, in retirement accounts, by certain members of directors’ or executive officers’
families or by trusts of which the director or executive officer is a trustee or beneficiary.

(2)	Represents shares of stock that can be acquired though stock options exercisable within sixty days after February 28, 2007.

(3)	Assumes shares that each person has rights to acquire are outstanding.

(4)	Includes 2,174 shares of common stock issuable to Mr. Snyder under the 2000 Stock Option Plan and 1,304 shares of common stock issuable to Mr. Snyder under the 2002 Stock Option Plan, all of which options are exercisable.

(5)	Excludes 27,615 shares owned by Venture Group of WNY LLC of which Mr. Mazurkiewicz, a 5.26% owner, disclaims beneficial ownership.

(6)	Excludes Mr. Dorn, who is also a director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires our directors, executive officers and persons who own 10% or more of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC and to furnish the Company with copies of these reports. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all filing requirements under Section 16(a) were complied with during 2006, except for one instance in which a Form 3 for John P. McGrath, a senior vice president of the Company, was filed late.

Other Matters

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE YEAR ENDED DECEMBER 31, 2006, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. Such written request should be directed to Great Lakes Bancorp, Inc., 2421 Main Street, Buffalo, New York 14214, Attention: Secretary. Each such request must set forth a good faith representation that, as of March 30, 2007, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting.

The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are sent by order of our Board of Directors.

Michael J. Rogers
Secretary

Buffalo, New York
________, 2007

ANNEX A

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GREAT LAKES BANCORP, INC.
_______________________________

Under Section 242 of the General
Corporation Law of the State of Delaware

GREAT LAKES BANCORP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1. That the name of the Corporation is Great Lakes Bancorp, Inc.

2. The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by amending Section 4 to read in its entirety as follows:

Section 4. Capital Stock. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 20,000,000; consisting of 20,000,000 shares of common stock having a par value of $.01 per share common stock.

3. This amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of the State of Delaware.

IN WITNESS WHEREOF, The Corporation has caused this Certificate of Amendment to be signed by Andrew W. Dorn, Jr., its President and Chief Executive Officer this 15th day of May, 2007.

GREAT LAKES BANCORP, INC.

By:	/s/ Andrew W. Dorn, Jr
Andrew W. Dorn, Jr.,
President and Chief Executive Officer

ANNEX B

GREAT LAKES BANCORP, INC.

AMENDED AND RESTATED 2002 STOCK OPTION PLAN

Under an Agreement and Plan of Reorganization dated as of February 10, 2003 (the “Plan of Reorganization”), between Greater Buffalo Savings Bank (the “Bank”) and Great Lakes Bancorp, Inc. (the “Corporation”), it was agreed that the Corporation would become a holding corporation for the Bank and the sole holder of all issued and outstanding shares of its common stock, and that each whole or fractional share of Bank common stock issued and outstanding immediately prior to the reorganization would automatically be converted into the same number and class of shares of the common stock of the Corporation.

Section 5 of the Plan of Reorganization provided that, at the effective date defined in the Plan of Reorganization (the “Effective Time”), the Greater Buffalo Savings Bank 2002 Stock Option Plan (the “2002 GBSB Plan”) would be transferred to and would be continued as a stock option plan of the Corporation.

The 2002 GBSB Plan was approved by the shareholders of the Bank on April 30, 2002. Pursuant to regulations applicable to the Bank, the Superintendent of Banks of the New York State Banking Department (the “Superintendent”) also approved the 2002 GBSB Plan. The shareholders of the Bank and the Superintendent approved the Plan of Reorganization on April 29, 2003 and April 17, 2003, respectively, providing for the transfer of the 2002 GBSB Plan to the Corporation. As of the Effective Time, the Board of Directors of the Corporation approved the amendment of the 2002 GBSB Plan to reflect its transfer and continuation and directed the appropriate officers to amend the plan accordingly.

Therefore, the Corporation hereby amends and restates the former 2002 GBSB Plan to reflect its transfer and continuation as the Great Lakes Bancorp, Inc. Restated 2002 Stock Option Plan (the “Plan”).

1. Purposes of Plan. The purposes of this Plan are to provide for stock options (“Options”) as incentives for key employees, titled assistants, officers and/or directors of the Corporation and its Subsidiary Corporations, as hereinafter defined and in certain instances to compensate founding directors for their efforts in founding the Bank or directors for attending meetings of the Corporation’s Board of Directors or committees of the Corporation’s Board of Directors, through acquisition or increased ownership of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), and where appropriate to encourage such individuals to put forth maximum efforts for the success of the Corporation’s business. It is intended that Options granted to employees under the Plan will constitute incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). It is also intended that Options granted to non-employee officers and directors pursuant to this Plan shall be non-qualified options (“NQSOs”) for purposes of the Code.

2. Definitions. As used in the Plan, the following words and phrases shall have the meanings indicated:

(a) Board of Directors shall mean the Board of Directors of the Corporation.

(b) Disability shall mean a mental or physical condition which in the opinion of a majority of the Option Committee renders an individual unable or incompetent to properly carry out the responsibilities attendant to the individual’s employment. The decision of the Option Committee shall be conclusive and binding on all parties.

(c) Disinterested Director shall mean a director of the Corporation who is not an employee or officer of the Corporation and is not under consideration for a grant of Options at the time the Option Committee acts with respect to such grants.

(d) Fair Market Value per share as of a particular date shall mean (i) if the shares of Common Stock are then traded in the over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market on the latest date prior to such date for which such prices are available; or (ii) if the shares of Common Stock are then listed on an established national securities exchange, the average of the opening and closing prices on such exchange on the latest date prior to such date for which such prices are available, or (iii) if the shares of Common Stock are not then traded in the over-the-counter market or listed on an established national securities exchange, such value as the Option Committee shall determine based on a reasonable method selected by the Option Committee in its discretion, such method to include such factors as (a) the market value of shares of comparable banks and (b) the trend of the bank’s earnings. The Fair Market Value of stock is to be determined without regard to any restriction, other than a restriction which, by its terms, will never lapse.

(e) Option Committee shall mean the committee responsible for administering the Plan as described in Section 3 hereof.

(f) Optionee shall mean an employee, officer or director of the Corporation or a Subsidiary Corporation to whom an Option has been granted under the Plan.

(g) Retirement shall mean either (i) the termination, retirement or resignation of an Optionee at a time when the Optionee is eligible for immediate commencement of pension benefits under the provisions of any retirement plan for employees of the Bank or the Corporation or any Subsidiary Corporation as then in effect, or (ii) any other voluntary or involuntary termination of employment by an Optionee which the Board of Directors designates as a retirement for the purposes of this Plan.

(h) Subsidiary Corporation shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Administration. The Plan shall be administered by the Option Committee, which shall have the authority to administer the Plan and to exercise all the powers and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the Option purchase price of the shares of Common Stock subject to an Option; to determine the individuals to whom, and the times at which, Options shall be granted; to determine the number of shares to be covered by each Option and the terms and conditions of each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements provided for in Section 6(j) hereof to be entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Option Committee shall be final, conclusive and binding on all persons, including Optionees and their legal representatives, successors in interest and beneficiaries. The Option Committee may delegate to one or more of its members or to one or more agents administrative or record keeping duties as it may deem advisable.

The Option Committee shall consist of those directors elected from time to time by the Board of Directors, except that only Disinterested Directors shall be permitted to serve on the Option Committee. The Board of Directors shall designate one of the members of the Option Committee as its chairman, and the Option Committee may appoint a secretary (who need not be a member of the Option Committee). The Option Committee shall hold its meetings at such times and places as it may determine. A majority of its members, present in person or all of its members by conference telephone, shall constitute a quorum. All determinations of the Option Committee at a meeting thereof in person or by conference telephone call shall be made by a majority of its members participating in such a meeting. The Option Committee may make any decision or determination by the unanimous written consent of all its members. The Board of Directors shall fill any vacancy in the Option Committee. No member of the Option Committee shall be liable for any act or omission with respect to his or her service on the Option Committee, if he or she acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Corporation.

4. Persons Eligible to Receive Options.

(a) In General. Options under the Plan may be granted in the discretion of the Option Committee to key employees, titled assistants, officers, founding directors and/or directors of the Corporation or any Subsidiary Corporation. Options may be granted to such eligible individuals whether or not they hold or have held Options previously granted under the Plan or otherwise granted by the Corporation or a Subsidiary Corporation, subject to any restrictions set forth in the Plan. In selecting individuals to whom Options shall be granted, the Option Committee shall take into consideration any factors it may deem relevant, including the duties of the respective individuals and such individuals’ past, present and potential contributions to the success of the Corporation and its Subsidiary Corporations.

(b) Ten-Percent Stockholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation or any of its Subsidiary Corporations (as determined in accordance with Section 424(d) of the Code) will not be eligible for the grant of an ISO unless (i) the Option Price is at least 110% of the Fair Market Value of a share of Common Stock on the date of grant and (ii) the Option by its terms is not exercisable after the expiration of 5 years from the date of grant.

(c) Directors. Notwithstanding anything to the contrary contained herein, the Corporation shall, on or before January 30 of each year during the term of this Plan, award options for one thousand (1000) shares of Common Stock to each director of the Corporation, who is not a full time employee of the Corporation or any Subsidiary Corporation, for all meetings of the Board of Directors of the Corporation or any committee thereof which such director attended during the preceding fiscal year of the Corporation, in lieu of paying any cash consideration to the directors for their service as such or for attending such meetings. The foregoing sentence shall be inoperative if, on or before the first day of any fiscal year or the effective date of the Plan, the Board of Directors adopts a resolution providing for the payment of cash consideration to the directors for their service as such and for attending meetings of the Board of Directors and the committees thereof during the ensuing fiscal year or the remainder of the fiscal year during which the Plan first became effective.

5. Stock Available for Options. The number of shares of voting Common Stock available for Options granted under the Plan shall be 217,460. Such amount may be adjusted pursuant to Section 6(g) hereof. Shares of Common Stock used for purposes of the Plan shall be authorized and unissued shares, or issued shares designated on the Corporation’s balance sheet as “treasury shares.” Shares of Common Stock subject to Options which have terminated or expired prior to exercise shall be available for subsequent grants of Options under the Plan.

6. Terms and Conditions of Options. The Option Committee shall prescribe the terms and conditions of the Options granted to each individual, which terms and conditions need not be the same in each case, subject to the following:

(a) Option Price. The price at which each share of Common Stock subject to an Option may be purchased (the “Option Price”) shall be determined by the Option Committee. The Option Price shall be not less than the greater of $10 or one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option, or any higher percentage required by Section 4(b). The Option Price shall be subject to adjustment as provided in Section 6(g).

(b) Option Period. The period during which an Option may be exercised shall be determined by the Option Committee subject to the vesting schedule in subsection (c) below, and shall in no event be more than ten (10) years from the date of grant of such Option, or any shorter period required by Section 4(b). The exercise period shall be subject to earlier termination as provided in Section 8 hereof. The date of grant of an Option shall be the date specified by the Option Committee in its resolution granting the Option (which date may not be earlier than the date of the resolution).

(c) Vesting and Exercisability. Provided that an Optionee shall otherwise be entitled to exercise an Option in accordance with terms of this Plan, the right of an Optionee to exercise an Option granted under the Plan will vest as follows:

Percent of
Date	Options That Become Vested
and Exercisable
1 Year After
Date of Grant	20%

2 Years After
Date of Grant	20%

3 Years After
Date of Grant	20%

4 Years After
Date of Grant	20%

5 Years After
Date of Grant	20%

100%

Notwithstanding any other provision contained herein to the contrary, Options awarded to individuals who served as founding directors of the Bank for services rendered and risk incurred in incorporating the Bank shall vest and become exercisable immediately upon receipt. Additionally, Options awarded to any directors of the Corporation in lieu of compensation for attending meetings of the Corporation’s Board of Directors or committees of the Corporation’s Board of Directors shall vest and become exercisable immediately upon receipt.

In the event of the death, Retirement or Disability of an Optionee while employed by the Corporation or a Subsidiary Corporation, or the termination of the Optionee’s employment with the Corporation or a Subsidiary Corporation without Cause, as defined below, or the resignation, removal, or failure of an Optionee who is a director of the Corporation to be re-elected to the Board of Directors of the Corporation, all unexpired Options held by such Optionee shall be deemed 100% vested and exercisable as of the date of such death, Retirement or Disability or termination of employment or expiration of service as a director of the Corporation. If an Optionee’s employment with the Corporation or a Subsidiary Corporation is terminated for Cause, all unexercised Options will be forfeited and will expire on the date of the Optionee’s termination for Cause, unless otherwise determined by the Option Committee in its discretion. For purposes of this Section 6(c) the term “Cause” shall mean any of the following: (i) the Optionee’s conviction of any felony offense involving monies or other property, or any crime of moral turpitude, or the commission of fraud or embezzlement; (ii) the Optionee’s breach of any of his or her fiduciary duties to the Corporation or any Subsidiary Corporation which breach materially adversely affects the business of the Corporation or any Subsidiary Corporation; (iii) the Optionee’s willful and continued neglect or failure, after written demand, to discharge his or her duties or failure to obey a specific written direction from the Board of Directors or Chief Executive Officer of the Corporation or any Subsidiary Corporation; or (iv) the Optionee’s violation of any non-competition or confidentiality agreement with the Corporation or any Subsidiary Corporation.

(d) Exercise of Options and Payment. An Optionee, or transferee pursuant to Section 6(f) hereof, may exercise an Option as to any or all shares of Common Stock as to which the Option has become exercisable; provided, however, an Option may not be exercised for fewer than one hundred (100) shares of Common Stock, or the number of shares of Common Stock remaining as to which such Option is then exercisable, whichever is smaller. The Option shall be exercised by delivering to the Corporation written notice of such exercise setting forth the number of shares of Common Stock to be purchased and the name in which such shares shall be registered, together with a certified check, bank draft or money order, in the full amount of the purchase price therefor, in each case payable to the order of the Corporation in United States dollars; provided, however, that such purchase price may in the alternative, to the extent permitted by law, be paid by assigning and delivering to the Corporation shares of Common Stock having in the aggregate on the date of exercise a Fair Market Value equal to such purchase price; and provided further that at the election of the Option Committee, to the extent permitted by law, such purchase price may consist of other property, tangible or intangible, or labor or services actually received by or performed for the Corporation or for its benefit, or a combination thereof. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received upon the exercise of an Option shall be conclusive.

If the Optionee so requests, shares of Common Stock purchased upon exercise of an Option may be issued in the name of the Optionee or another person provided that any such shares will be subject to the restrictions contained in Section 6(k) hereof.

The shares of Common Stock issued to an Optionee upon the exercise of an Option may be restricted from further transfer for any period which may be required under applicable securities laws, in which case the stock certificates therefor shall contain a reference to such restriction.

(e) No Right to Continued Employment. Nothing in this Plan or in any Option granted pursuant to the Plan shall confer or be deemed to confer on any individual any right to continue in the employ of the Corporation or any Subsidiary Corporation or be deemed to restrict in any way the right of the Corporation or a Subsidiary Corporation to terminate his or her employment at any time.

(f) Non-Transferability of Options. During the lifetime of an Optionee, Options held by such Optionee shall be exercisable only by such Optionee or, in the event of an Optionee’s Disability, by his guardian or legal representative. No Option shall be assignable or transferable by an Optionee other than by will or applicable laws of descent and distribution.

(g) Adjustments for Change in Stock Subject to Plan and Other Events.

(1) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Common Stock of the Corporation, the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and/or the Option Price per share shall be proportionately adjusted by the Board of Directors to reflect any increase or decrease in the number of issued and outstanding shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding down to the nearest whole number of shares. The Board of Director’s determinations of adjustments shall be final, binding and conclusive.

(2) In connection with (i) any sale or transfer by the Corporation of all or substantially all its assets, or (ii) any acquisition, directly or indirectly (including by way of tender or exchange offer, merger or consolidation), of all or a majority of the then outstanding voting securities of the Corporation by any person or any group (within the meaning of Section 13(d)(1) of the Securities Exchange Act of 1934), other than the Corporation or a Subsidiary Corporation, all outstanding Options under the Plan shall become fully vested and exercisable in full, on and after (i) 15 days prior to the effective date of such sale, transfer or acquisition or (ii) the date of commencement of such tender or exchange offer, as the case may be. Notwithstanding the foregoing, in no event shall any Option be exercisable at or after the date of termination otherwise applicable to the exercise period of such Option.

(3) In the event of the proposed dissolution or liquidation of the Corporation, or any consolidation or merger in which the Corporation is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than a change in par value), all outstanding Options under the Plan shall become fully vested and exercisable upon the Corporation’s adoption of the plan or agreement related to such event. The Option Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof that such Optionee would receive upon such dissolution, liquidation, or corporate consolidation or merger if the Optionee were already the holder of the number of shares of Common Stock for which such Option is exercisable; or the Option Committee may provide in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors, provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise each Option as to all or any part of the shares of Common Stock subject thereto.

(4) Paragraphs (2) and (3) of this Section 6(g) shall not apply to any merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value.

(h) Registration, Listing and Qualification of Shares of Stock. Each Option shall be subject to the requirement that if at any time the Board of Directors or the Option Committee shall determine that the registration, listing or qualification of the shares of Common Stock subject thereto, upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Option Committee or Board of Directors. The Corporation may require that any person exercising an Option make such representations and agreements and furnish such information as the Corporation deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

(i) Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(g) hereof.

(j) Option Agreements. Each Option granted pursuant to the Plan shall be evidenced by a written option agreement (“Option Agreement”) between the Corporation and the Optionee, which agreement shall, subject to the terms and conditions contained in the Plan, state: the number of shares of Common Stock to which the Option relates, the Option Price, and that the terms and conditions of this Plan shall be incorporated therein by reference. Each Option Agreement shall contain such other provisions, including, without limitation, the imposition of restrictions upon the exercise of an Option, as the Option Committee shall deem advisable. Each Option Agreement also will specify whether the Option is an ISO or NQSO. However, if any portion of an Option does not meet the requirements to qualify as an ISO, that portion will be an NQSO.

(k) Sale of Shares. An Optionee may not sell any Common Stock which is acquired pursuant to the exercise of an Option hereunder for a period of six (6) months after he acquires such Common Stock.

(l) Limitation on Amount. The aggregate Fair Market Value (determined with respect to each ISO as of the time the ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or any other ISO plan of the Corporation or any Subsidiary Corporation) may not exceed $100,000.

7. Agreement by Optionee Regarding Withholding Taxes. If the Option Committee shall so require, each Optionee shall agree that as a condition of exercise of an Option:

(a) no later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Corporation or make arrangements satisfactory to the Option Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, and

(b) the Corporation shall have the right to deduct from any payment of any kind otherwise due to the Optionee, federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or to retain a sufficient number of shares to equal the amount of tax required to be withheld with respect to the exercise of an Option.

8. Term, Amendment and Termination of the Plan. Options may be granted pursuant to the Plan from time to time within a ten-year period from the date the Plan is adopted by the Board of Directors; provided, however, that the Board of Directors may at any time prior to the end of the 10-year period terminate the Plan. The Board of Directors may at any time suspend, amend or modify the Plan subject to the approval of the Superintendent to be obtained in accordance with applicable law; provided, that no amendment or modification to the Plan which eliminates or adversely affects a right or privilege of an Optionee shall have any retroactive effect unless required by law. In addition, the approval of the holders of a majority of the Corporation’s outstanding Common Stock shall be required to any amendment, other than an adjustment made pursuant to Section 6(g) hereof, which would (i) increase the number of shares of Common Stock as to which Options may be granted, (ii) change the number of shares of Common Stock which may be optioned to any single individual, (iii) decrease an Option Price, (iv) extend the term of the Plan or of an Option, or (v) change the persons or categories of persons eligible to be granted Options. No termination of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any Option held by such Optionee.

9. Approval of Stockholders. This Plan is subject to approval by the holders of a majority of the outstanding shares of the capital stock of the Corporation within 12 months of its adoption, and no Option granted hereunder shall be effective or exercisable prior to such approval. If the Plan is not approved as provided above, the Plan and all Options granted hereunder shall be null and void and of no force and effect.

10. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including but not by way of limitation, the right of the Corporation to grant options for proper corporate purposes other than under the Plan with respect to any director, employee or other person, firm, corporation or association.

11. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

12. Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchase of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution.

13. Applicable Law. The Plan and all Options granted under it will be construed and interpreted in accordance with, and governed by, the laws of the State of New York, other than its laws regarding choice of law.

14. Effective Date. The effective date of the 2002 GBSB Plan is April 29, 2002, which is the date final approval is given to the GBSB Plan by the Superintendent. The effective date of the Plan is April 29, 2003, which is the Effective Time of the Plan of Reorganization.

15. Execution. To record the amendment and restatement of the Plan by the Board of Directors, the Corporation has caused its authorized officer to execute it.

GREAT LAKES BANCORP, INC.

By:	/s/ Andrew W. Dorn, Jr.
Andrew W. Dorn, Jr.
President and Chief Executive Officer

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Vote by Internet
		•	Log on to the internet and go to www.proxyvotenow.com/glk
		•	Follow the steps outlined on the secured website.

Vote by Telephone
		•	Call toll free 1-866-883-2376 within the United States, Canada and Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for this call.
		•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
6 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 6

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

							FOR	AGAINST	ABSTAIN
	1.	Election of Directors (FOR all nominees listed below):			2.	Proposal of an amendment to the Company’s Certificate of Incorporation to reduce the number of the Company’s authorized shares of common stock.	☐	☐	☐
			WITHHOLD	FOR ALL
		FOR ALL	FOR ALL	EXCEPT
		☐	☐	☐

		INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.			3.	Proposal to amend the Company’s Amended and Restated 2002 Stock Option Plan.	☐	☐	☐

Election of Directors to serve a term of three years until the 2010 Annual Shareholders Meeting:
					C	Authorized Signatures - This section must be completed for
		WILLIAM A. EVANS				your vote to be counted.
ROBERT B. GOLDSTEIN
Please sign exactly as name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign a partnership name by authorized person.

ACEA M. MOSEY-PAWLOWSKI
FREDERICK A. WOLF

B	Non-Voting Items
						Please be sure to sign and date this Proxy in the box below.		Date (mm/dd/yyyy)
Change in Address - Please print new address below.

Signature 1 (Please keep signature within box)

Signature 2 (Please keep signature within box)

6 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 6

Revocable Proxy - Great Lakes Bancorp, Inc.

Annual Meeting of Shareholders to be held May 15, 2007
This Proxy is Solicited by the Board of Directors.

The undersigned hereby appoints Andrew W. Dorn, Jr. and Michael J. Rogers, and each of them, as proxies with full power of substitution, to vote for the undersigned all shares of common stock of Great Lakes Bancorp, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 15, 2007 at 10:00 a.m. local time, at the Company's headquarters at 2421 Main Street, Buffalo, New York, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying proxy statement dated _________, 2007, and upon any other matter that may properly come before such Annual Meeting or at any adjournments thereof.
Pursuant to the proxy statement, said proxies are directed to vote as indicated on the reverse hereof and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the meeting or at any adjournments thereof.
To Change Your Vote
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before _______ a.m. Eastern Time, _______, 2007, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.
THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.
(Continued and to be signed on the other side)